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                                                                    EXHIBIT 99.1


PROXY                    TRANSCEND THERAPEUTICS, INC.                     PROXY

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned, revoking all prior proxies, hereby appoints(s) B. Nicholas Harvey and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Transcend Therapeutics, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Friday, May 28, 1999, at 8:00, local time, and at any adjournment thereof.


                 (Continued And To Be Signed On The Other Side)



[X] Please mark your vote as in the example to the left.

  To approve the Agreement and Plan of Reorganization dated December 22, 1998 among the Company, KeraVision, Inc. and KVTT Acquisition Corporation.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

                                             Date__________________

                                             ______________________
                                                   Signature

                                             Date__________________

                                             ______________________
                                                   Signature

                                             Note: Please sign
                                             exactly as name
                                             appears hereon. When
                                             shares are held by
                                             joint owners, both
                                             should sign. When
                                             signing as an
                                             attorney, executor,
                                             administrator,
                                             trustee or guardian,
                                             please give title as
                                             such. If a
                                             corporation or a
                                             partnership, please
                                             sign by authorized
                                             person.